Exhibit 99.1

Vivint Solar Closes $360 Million Forward Flow Financing Arrangement

LEHI, Utah, June 4, 2019 — Vivint Solar, Inc. (NYSE: VSLR), a leading full-service residential solar provider, today announced it closed a multi-party forward flow funding arrangement that includes project-level debt, a levered tax equity partnership, and a cash equity investment. The transaction provides up to $360 million in total funding commitments. It is structured to generate upfront cash margin for the company for approximately 95 to 100 megawatts of future solar energy systems. The financing incorporates a multi-party forward purchase commitment anchored by a levered tax equity partnership, a financing structure used last year by Vivint Solar for the first time in the residential solar industry.

Bank of America Merrill Lynch (NYSE: BAC) acted as sole structuring and placement agent for the cash equity and multi-draw term loan as well as the sole tax equity investor. Hannon Armstrong (NYSE:HASI) participated as the structured cash equity investor.

"This transaction demonstrates investors’ confidence in the continuing success of our business model, and its pricing reflects the ongoing growth in revenue generated by our systems," said Vivint Solar CEO David Bywater. "Investors are seeing the trajectory of our unit economics, and we appreciate the ongoing support of Bank of America Merrill Lynch along with Hannon Armstrong's continued programmatic investment."

"The innovative forward flow funding structure gives Vivint Solar financial flexibility through the cash margin provided by this vehicle for a portion of our future PPA and lease assets," said Vivint Solar's Chief Commercial Officer and Executive Vice President of Capital Markets, Thomas Plagemann. "While our focus is always on providing the best suited products for each homeowner, it is equally important to develop a sustainable funding model so we can continue growing."

"Hannon Armstrong is pleased to continue to be a part of Vivint Solar’s growth story by supporting it with the capital needed for its ongoing expansion," said Hannon Armstrong President & CEO Jeffrey Eckel.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With Vivint Solar, customers can power their homes with clean, renewable energy and typically achieve significant financial savings over time. Vivint Solar designs and installs solar energy systems for its customers and offers monitoring and maintenance services.

In addition to being able to purchase a solar energy system outright, customers may benefit from Vivint Solar's affordable, flexible financing options, including power purchase agreements, or lease agreements, where available. Vivint Solar also offers solar plus storage systems with LG home batteries. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

About Hannon Armstrong

Hannon Armstrong (NYSE: HASI) focuses on making investments in climate change solutions by providing capital to the leading companies in the energy efficiency, renewable energy and other sustainable infrastructure markets. Our goal is to generate attractive returns for our stockholders by investing in a diversified portfolio of investments that generate long-term, recurring and predictable cash flows from proven commercial technologies. Based in Annapolis, Maryland, Hannon Armstrong is proud to be the first U.S. public company solely dedicated to investments that reduce carbon emissions or increase resilience to climate change.  For more information, please visit www.hannonarmstrong.com. Follow Hannon Armstrong on LinkedIn and Twitter @HannonArmstrong.

Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar's installation capacity remaining in tax equity funds, estimated retained value, and estimated retained value per watt, including the assumptions related to the calculation of the foregoing metrics.  Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the Securities and Exchange Commission, or SEC, for more complete information about the company. These documents are available on both the EDGAR section of the SEC's website at www.sec.gov and the Investor Relations section of the company's website at investors.vivintsolar.com/.

Investor Contact:

Rob Kain

855-842-1844

ir@vivintsolar.com

Press Contact:

Helen Langan

Senior Director of Communications

385-202-6577

pr@vivintsolar.com